UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2010 (October 28, 2010)

AmREIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective October 28, 2010, the Board of Directors of AmREIT, Inc. (the “Company”) amended and restated the Company’s Bylaws (as amended and restated, the “Amended Bylaws”).

Among other changes, the Amended Bylaws:

•

provide for a majority requirement for the calling of a special meeting of stockholders and detailed procedures for stockholder-requested special meetings, including formal requirements to request a record date;

•	provide revised advance notice provisions for stockholder proposals, requiring additional information including:

	o	disclosure of a stockholder proponent’s hedging activities,

	o	disclosure of information about persons associated with the stockholder proponent, and

	o	that such stockholder, upon request, verify and update information provided to the Company and notify the Company of any change in such information;

•

clarify that the right of directors and officers to indemnification vests immediately upon their election and that expense advancement does not require a preliminary determination of the ultimate entitlement to indemnification;

•	provide that the annual meeting may be held on any date and time set by the Board of Directors;

•	provide that directors will be elected by a plurality of the votes cast;

•	provide for meeting/notice/quorum requirements in emergency situations; and

•	provide for uncertificated shares to allow for Direct Registration System eligibility.

In addition, the Amended Bylaws provide for a number of other minor clarifications and modifications, including updates in response to changes in Maryland corporate law. This summary of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

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Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of AmREIT, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: November 3, 2010	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Amended and Restated Bylaws of AmREIT, Inc.

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